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EXHIBIT 32.1

                      Frozen Food Express Industries, Inc.
                    Certification of Chief Executive Officer
                                   Pursuant to
                 18 U.S.C. Section 1350, as Adopted Pursuant to
                  Section 906 of the Sarbanes-Oxley Act of 2002

     I, Stoney M. Stubbs, Jr., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Frozen Food Express Industries, Inc. on Form 10-K for the fiscal year ended December 31, 2003 fully complies with the requirements of
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-K fairly presents in all material respects the financial condition and results of operations of Frozen Food Express Industries, Inc. A signed original of this written statement required by Section 906 has been provided to Frozen Food Express Industries, Inc. and will be retained by Frozen Food Express Industries, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

March 22, 2004                              /s/ Stoney M. Stubbs, Jr.
                                            --------------------------
                                            Stoney M. Stubbs, Jr.
                                            Chief Executive Officer